Exhibit 10.1

FOURTH AMENDMENT

THIS FOURTH AMENDMENT, dated as of June 17, 2005 (this “Amendment”), is among ADVANSTAR COMMUNICATIONS INC., a New York corporation (the “Borrower”), and the LENDERS (as defined below) signatories hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, various financial institutions from time to time parties thereto (collectively, the “Lenders”), Credit Suisse First Boston (as successor in interest to DLJ Capital Funding, Inc.), as Lead Arranger and Syndication Agent, Bank of America, N.A. (as successor by merger to Fleet National Bank), as Administrative Agent, and Barclays Bank PLC, as Documentation Agent, are parties to the Amended and Restated Credit Agreement, dated as of November 7, 2000 (as further amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in certain respects as more specifically set forth herein; and

WHEREAS, the Lenders have agreed, subject to the terms and conditions set forth herein, to amend the Existing Credit Agreement as set forth below (the Existing Credit Agreement, as amended by this Amendment, being referred to as the “Credit Agreement”);

NOW, THEREFORE, in consideration of the agreements herein contained, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows.

ARTICLE I
DEFINITIONS

SECTION  1.1. Certain Definitions.  The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

“Amendment” is defined in the preamble.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the third recital.

“Existing Credit Agreement” is defined in the first recital.

“Lenders” is defined in the first recital.

“Fourth Amendment Effective Date” is defined in Section 3.1.

SECTION  1.2. Other Definitions.  Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II
AMENDMENTS TO THE
EXISTING CREDIT AGREEMENT

Subject to the terms of Article III, effective on the Fourth Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Article.

SECTION  2.1. Amendments to Article I.  Article I of the Existing Credit Agreement is hereby amended as set forth in Sections 2.1.1 and 2.1.2.

SECTION  2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such Section in the appropriate alphabetical order.

“Fourth Amendment” means the Fourth Amendment to this Agreement, dated as of June 17, 2005, among the Borrower and the Required Lenders.

“Fourth Amendment Effective Date” is defined in Section 3.1 of the Fourth Amendment.

“Questex Net Disposition Proceeds” means the Net Disposition Proceeds of the Questex Sale less the sum of (i) the aggregate principal amount of Term-B Loans outstanding on April 2, 2005 and (ii) the aggregate amount of such Net Disposition Proceeds applied to the acquisition of other assets or property pursuant to clause (c) of Section 3.1.1.

“Questex Sale” means the Disposition of certain assets pursuant to the terms of the Asset and Share Purchase Agreement, dated as of April 2, 2005, among the Borrower, certain of its Subsidiaries and Questex Medical Group, Inc.

SECTION  2.1.2. Section 1.1 of the Existing Credit Agreement is hereby further amended as follows:

(a)  Clause (b)(ii) of the definition of “Fixed Charge Coverage Ratio” is hereby amended by adding the following proviso at the end thereof:

provided, further, that Interest Expense for any relevant four Fiscal Quarter period shall exclude the amount of Interest Expense that is (or was) attributable to the principal amount of Term Loans, Senior Notes and Senior Subordinated Debt that has been prepaid during such period with (and in an amount since the Fourth Amendment Effective Date, not to exceed) the Questex Net Disposition Proceeds.

(b)  Clause (b)(iii) of the definition of “Fixed Charge Coverage Ratio” is hereby amended by adding, prior to the proviso thereto, the words “, after giving effect to any reductions in such scheduled principal payments attributable to any optional or mandatory prepayments of Term Loans and other funded Debt made during such period with (and in an amount since the Fourth Amendment Effective Date, not to exceed) the Questex Net Disposition Proceeds (determined as if such optional or mandatory prepayments had occurred at the beginning of such period).”

(c)  The definition of “LIBO Rate” is hereby amended in its entirety to read as follows:

“LIBO Rate” means, for any Interest Period with respect to a LIBO Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

SECTION  2.2. Amendment to Article II.  Clause (b) of Section 2.2.1 of the Existing Credit Agreement is hereby amended by adding the following text at the end of such clause:

; provided, that the foregoing shall not apply in the case of the Questex Sale or the Questex Net Disposition Proceeds.

SECTION  2.3. Amendment to Article VII.  Clause (i) of Section 7.2.6 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

(i)  the Borrower may redeem, repay or repurchase Permitted Senior Debt, Existing Senior Subordinated Notes, New Senior Subordinated Notes or other Senior Subordinated Debt permitted under clause (e) of Section 7.2.2 with (x) the proceeds of New Permitted Senior Debt or (y) so long as no Event of Default has occurred and is continuing or would result therefrom, Questex Net Disposition Proceeds.

SECTION  2.4. Amendment to Article IX.  Section 8.1.3 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

SECTION 8.1.3  Non-Performance of Certain Covenants and Obligations.  The Borrower shall default in the due performance and observance of any of its obligations under Sections 7.1.1(e), 7.1.7(a)(ii), 7.1.9, 7.1.10, 7.1.11, 7.1.12 or 7.2 (other than Section 7.2.1) (it being agreed that compliance with Section 7.2.4 for the period ended June 30, 2005 shall not be determined until July 31, 2005 and then shall be determined as if any repayment, prepayment or repurchase of Term Loans, Senior Notes and Senior Subordinated Debt with Questex Net Disposition Procedures from July 1, 2005 through July 31, 2005 had occurred on June 30, 2005).

SECTION  2.5. Amendments to Article X.  New Sections 10.16 and 10.17 are hereby added to the Existing Credit Agreement, to read in their entirety as follows:

SECTION 10.16.  Patriot Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

SECTION 10.17.  The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lender Parties materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”); and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that so long as it is the issuer of any outstanding debt or equity securities that are registered or are issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the other Lender Parties to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute non-public information, they shall be treated as set forth in Section 10.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION  2.6. Exhibit E to Existing Credit Agreement.  Exhibit E to the Existing Credit Agreement is hereby amended to the extent necessary to give effect to the terms of this Amendment.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

SECTION  3.1. Effectiveness Conditions.  This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when each of the conditions set forth in this Article have been satisfied.  The Administrative Agent shall provide written notice to the Borrower of the occurrence of the Fourth Amendment Effective Date promptly following the occurrence thereof.

SECTION  3.1.1. Prepayment of Term-B Loans.  The Borrower shall have prepaid in full all Term-B Loans and accrued interest thereon.

SECTION  3.1.2. Officer’s Certificate.  The Administrative Agent shall have received a certificate in form and substance satisfactory to the Administrative Agent, executed and delivered by an Authorized Officer of the Borrower as to, among other things, the estimated amount of the Questex Net Disposition Proceeds as of the Fourth Amendment Effective Date.

SECTION  3.1.3. Executed Counterparts.  The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Borrower and the Required Lenders.

SECTION  3.1.4. Amendment Fee.  The Borrower shall have paid a non-refundable amendment fee for the account of each Lender that has executed and delivered (including delivery by way of facsimile) this Amendment to the attention of Carol Morrison at Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019, telecopy number 212-262-1910, at or prior to 5:00 p.m., New York time, on or before June 17, 2005, in the amount of 15 basis points of such Lender’s Revolving Loan Commitment.

SECTION  3.1.5. Affirmation and Consent.  The Administrative Agent shall have received counterparts of an Affirmation and Consent, dated as of the Fourth Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by each of the Obligors other than the Borrower.

ARTICLE IV
MISCELLANEOUS PROVISIONS

SECTION  4.1. Cross-References.  References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION  4.2. Loan Document Pursuant to Existing Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

SECTION  4.3. Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION  4.4. Full Force and Effect; Limited Amendment.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower or any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SECTION  4.5. Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION  4.6. Execution in Counterparts.  This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION  4.7. Representations and Warranties.  In order to induce the Lenders to execute and deliver this Amendment the Borrower hereby represents and warrants to the Lenders that both before and after giving effect to this Amendment, all of the statements set forth in clauses (a) and (c) of Section 5.2.1 of the Existing Credit Agreement are true and correct on and as of the Fourth Amendment Effective Date.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

ADVANSTAR COMMUNICATIONS INC.

By:	/s/ DAVID W. MONTGOMERY
Vice President – Finance and Chief Financial Officer

Bank of America, N.A. (as successor by merger to
Fleet National Bank), as Administrative Agent

By:	/s/ Amy B. Peden
Title: Vice President

Bank of America, N.A. (as successor by merger to
Fleet National Bank)

By:	/s/ Amy B. Peden
Title: Vice President

General Electric Capital Corporation

By:	/s/ Marie G. Mollo
Title: Duly Authorized Signatory

PB Capital Corp.

By:	/s/ Lisa Moraglia
Title: Vice President

By:	/s/ Christopher J. Ruzzi
Title: Vice President

Credit Suisse, Cayman Islands (formerly known as
Credit Suisse First Boston, acting through its
Cayman Island Branch)

By:	/s/ Doreen Barr
Title: Associate

By:	/s/ Phillip Ho
Title: Director

Wells Fargo Bank, National Association

By:	/s/ Kyle R. Holtz
Title: Vice President

Bank of Montreal, Chicago Branch

By:	/s/ Bruce Pietka
Title: Vice President

Barclays Bank PLC

By:	/s/ Kelly Smith
Title: Director